UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2005

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On February 3, 2005, after reviewing the company’s operations and technology requirements, KANA decided to discontinue its use of certain internal use software in the quarter ending March 31, 2005. As a result, a material charge for impairment will be required under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The capitalized cost of this internal-use software included capitalized fees paid to third parties to implement the software. The estimated associated non-cash impairment charge of $6.6 million will be incurred in the first quarter of 2005. In addition, as of December 31, 2004, KANA discontinued its use of certain other internal use software, which resulted in an impairment charge of approximately $1.1 million which will be included in KANA’s fourth quarter 2004 financial results.

In the fourth quarter of 2004, amortization expense associated with internal use software was $0.76 million. The company estimates that the amortization expense associated with internal use software will cease after March 31, 2005.

These impairments will not result in future cash expenditures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ John Thompson John Thompson Chief Financial Officer

Date: February 8, 2005

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